Exhibit 99.1

Contact: Andre Scholz
Phone: (212) 239-8210	FOR IMMEDIATE RELEASE

KIWIBOX.COM EXPERIENCES SKYROCKETING GROWTH AS USERS FLOCK TO SITE

New York, Oct. 25, 2011/PRNewswire/ -- Kiwibox.com (OTC: KIWB), a New York City based social network,  begins a new era of growth The amount of new registrations have increased substantially over the last 8 weeks. Drawn by Kiwibox’s focus on organizing unique website offerings and New York City events, young adults are flocking to Kiwibox’s network. In the last 8 weeks alone, an average of more than 2,000 new Members have joined the Kiwibox social network each day. “In fact”, stated Andre Scholz , Kiwibox’s President and CEO, “our Membership is  growing 10 times faster than during the first quarter of this year, accompanied by a tripling of membership activity on our website”. “Explore, Connect, Party”, continued Andre, “is our mantra and our Kiwibox promotion teams are spreading the Kiwibox excitement throughout New York City”.

The company and its users attribute this growth to the site’s active presence at events with tangible benefits, active forum community, live stream personal and community updates, and the community feeling created through the company’s mantra.

“Our Members  are connected via the online community through one another”, noted Mr. Scholz, “ and they find new friends that share their excitement. Kiwibox.com provides unique experiences that users can have in both a digital and physical presence, which further enriches the online community and builds more than just a social network.”

This growth is independent of Kiwibox’s recent acquisition of Kwick! a top German social network that is presently integrated into the Kiwibox network.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In 2008, the company launched a new version, Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting its audience focus from teenagers to young adults. The new platform brings the community to the next level with the latest social network technology. As of December 31, 2009, Kiwibox Media Inc. merged with Magnitude Information Systems and renamed itself to Kiwibox.com, Inc. the New York-based social network. In the beginning of 2011 Kiwibox acquired Pixunity.de, a photoblog community and launched a U.S. version of this community in the  summer of  2011.  Effective  July 1,  2011 Kiwibox.com, Inc. became the owner of Kwick! – a top  social network community based in Germany. Kiwibox.com shares are freely traded on the bulletin board under the symbol KIWIB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, and its ability to expand its membership, users and internet brand. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates;  the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach  and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on  its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.